Exhibit 10.46

Confidential Treatment Requested.

Certain material (indicated by asterisks) has been omitted from this document and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

FIRST AMENDMENT TO CREDIT CARD PROGRAM AGREEMENT

This First Amendment to Credit Card Program Agreement (“First Amendment”) is made as of the 30th day of April, 2006, by and among The Neiman Marcus Group, Inc. (“NMG”), Bergdorf Goodman, Inc. (“BG, and together with NMG, the “NMG Companies”), HSBC Bank Nevada, N.A., a national credit card bank (“Bank”), and Household Corporation, a Delaware corporation (“Primary Servicer”) to that certain Credit Card Program Agreement (“Agreement”) executed as of June 8, 2005 by and between the parties hereto.

W I T N E S S E T H:

WHEREAS, the parties wish to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the terms, conditions and mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Add a new Section 9.3 to the Agreement as follows:

“9.3                               Signature Recourse Accounts. The Parties agree that any written-off amounts of certain Signature Accounts created pursuant to this Agreement shall be subject to reimbursement from the NMG Companies to Bank as set forth on Schedule 9.3.”

2. To the extent the provisions of this First Amendment are inconsistent with the Agreement, this First Amendment shall govern.

3. This First Amendment supersedes all prior communications and shall be binding upon and inure to the benefit of the parties, their respective successors and assigns.

4. All capitalized terms not otherwise defined herein shall have the same meaning afforded them in the Agreement.

5. Except as otherwise modified herein, the terms and conditions of the Agreement remain in full force and effect.

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SCHEDULE 9.3

(a) The Parties agree that certain Signature Accounts created pursuant to this Schedule 9.3 shall be subject to the following provisions of this Schedule 9.3.

(b) Definitions.

(i) “Immediate Decision Signature Account” is a Non-Card Payment Plan Signature Account with a credit line of [***] or more (i) that the NMG Companies cause to be opened, on behalf of Bank, before Bank has had full opportunity under then-current Bank timeframes, to review the creditworthiness of the applicant; and, (ii) having a credit line in excess of the credit line that Bank actually approved following its review of the creditworthiness of the applicant (the excess credit line amount will be referred to herein as a “Recourse Amount”).

(ii) “Partial Override Signature Account” is a Non-Card Payment Plan Signature Account with a credit line of [***] or more (i) that the NMG Companies cause to be’ opened, on behalf of Bank; and, (ii) due to the NMG Companies’ partial override decision, having a credit line in excess of the credit line that Bank actually approved (the excess credit line amount will also be referred to herein as a “Recourse Amount”).

(iii) “Recourse Account”. An Account defined as either an Immediate Decision Signature Account or Partial Override Signature Account.

(iv) “Written-off Recourse Portfolio Amounts”. The aggregate outstanding Recourse Amounts related to Recourse Accounts that have been written-off in accordance with the Risk Management Policies.

(c) All Recourse Account applicants must meet the following minimum credit criteria: (a) the applicants must be a minimum of [***] years of age at the time of the application; and (b) the applicants must be treated in the same manner as other Signature Account applicants based on the Agreement and the Operating Instructions.

(d) All of the Immediate Decision Signature Accounts and the Partial Override Signature Accounts will be included when calculating the amount of Interest Free Receivables in connection with Schedule 1.1 (f) of the Agreement.

(e) In the event that Bank determines that the NMG Companies is creating Recourse Accounts in a manner such that a significant percentage of Recourse Amounts have been written-off or will be written-off, Bank may unilaterally terminate further funding of new Recourse Accounts.  In any event Bank and NMG will work together cooperatively to manage the Recourse Accounts to maintain reasonable risk for both parties and to accommodate the NMG Companies and the relationship between the NMG Companies and their customers. Recourse Accounts will be serviced and treated in a manner similar to other Signature Accounts.

(f) Repurchase of Written-off Recourse Portfolio Amounts.  The NMG Companies understand that but for their promises pursuant to this Schedule 9.3, Bank would have the right to not fund the Recourse Amounts.  As such, in consideration of Bank’s funding the Recourse Amounts, the NMG Companies agree that it will pay to Bank, on a monthly basis, any and all Written-off Recourse Portfolio Amounts. Upon Bank’s receipt of consideration, from the NMG Companies, for the Written-off Recourse Portfolio Amounts, Bank and the NMG Companies

shall service and collect the Written-off Recourse Portfolio Amounts pursuant to Section (i) herein.

(g) All Recourse Accounts shall remain at the initial credit limit extended at the time the Recourse Account is opened.

(h) All Recourse Amounts must be approved by the NMG Companies’ Vice President of Credit.  As of the date of the First Amendment to the Agreement, the NMG Companies’ current Vice President of Credit is Bill Hough.

(i) Collection of Written-off Recourse Portfolio Amounts. Bank and the NMG Companies will jointly participate in all servicing and collection efforts with respect to Written-off Recourse Portfolio Amounts and shall divide any recoveries of Recourse Portfolio Amounts and non-Recourse Amounts according to the following parameters:

(1) If a written-off balance consists only of a Written-off Recourse Portfolio Amount, or less, the NMG Companies shall be entitled to collect and receive that written-off balance.

(2) If a written-off balance consists of a Written-off Recourse Portfolio Amount in addition to an amount approved by the Bank, any recovery will be split equally up to the point that the NMG Companies are made whole for any Charged-off Recourse Portfolio Amount owed to or paid to Bank; and, Bank will be entitled to collect or receive any additional recovery thereafter.

(3) Bank will assume all costs of collecting Written-off Recourse Portfolio Amounts.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed as of the date first above written.

THE NEIMAN MARCUS GROUP, INC.

By:	/s/ William S. Hough
Title: VP Credit Services

BERGDORF GOODMAN, INC.

By:	/s/ William S. Hough
Title: VP Credit Services

HSBC BANK NEVADA, N.A.

By:	/s/ Charles A. Colp
Title: Executive Vice President

HOUSEHOLD CORPORATION

By:	/s/ Charles A. Colp
Title: Executive Vice President